UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2012

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 31, 2012, M/I Homes, Inc. (the “Registrant”) entered into an Amendment (the “Amendment”) to the Company's secured revolving credit facility dated June 9, 2010 (the “Credit Agreement”) among the Company, as borrower, the lenders party thereto, and PNC Bank, National Association, as Administrative Agent for the lenders. All of the Company's subsidiaries, with the exception of subsidiaries that are primarily engaged in the business of mortgage financing, title insurance or similar financial businesses relating to the homebuilding business and certain subsidiaries that are not wholly-owned by the Company, are Guarantors under the Credit Agreement and consented to the Amendment. Among other things, the Amendment amends the Credit Agreement in the following respects:

1.	The maturity date was extended from June 9, 2013 to December 31, 2014.

2.
The Company may increase the amount of the credit facility up to $175 million in aggregate, contingent on obtaining additional commitments from lenders; at closing on January 31, total commitments of $140 million were accepted from the lenders.

3.
The interest coverage covenant in the Credit Agreement was amended to require the Company to maintain either (or a combination of) $25 million of cash pledged to the lenders or $25 million of excess availability under the Secured Borrowing Base (as defined in the Credit Agreement) if the Interest Coverage Ratio and ACFO Ratio (as each is defined in the Credit Agreement) are both less than 1.50; previously, the Company was required to maintain $25 million of cash pledged to the lenders if both of the interest coverage ratios were less than 1.50.

4.
The aggregate commitment of the credit facility will begin to decrease in increments of $20 million on a quarterly basis, beginning September 30, 2013, if the Interest Coverage Ratio and ACFO Ratio are both less than 1.50, provided that this provision does not apply if, at the time of determination, the aggregate commitments of the lenders are less than or equal to $80 million and the Company has maintained an ACFO Ratio of greater than 1.10 to 1.00 for the trailing two fiscal quarters; and

5.	The maximum dollar amount of letters of credit that may be issued under the Credit Agreement was increased to $40 million from $25 million.

The other material terms of the Credit Agreement (as described in the Form 8-K filed by the Registrant on June 14, 2010) remain unchanged.

Certain of the lenders party to the Amendment also are letter of credit issuers under the Company's five separate secured letter of credit facilities having an aggregate availability of up to $46.9 million. In addition, certain of the lenders under the Credit Agreement and the Amendment are also lenders under a $60 million secured mortgage warehousing lending agreement with M/I Financial Corp., a wholly-owned subsidiary of the Company, and Comerica Bank, a lender under the Credit Agreement and the Amendment, is the administrative agent under that mortgage warehousing lending agreement.

The foregoing summary is qualified in its entirety by reference to the Amendment and the Credit Agreement which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. All capitalized terms not otherwise defined herein are as defined in the Amendment and the Credit Agreement.

SECTION 2 — FINANCIAL INFORMATION

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On February 2, 2012, M/I Homes, Inc. issued a press release reporting financial results for the three and twelve months ended December 31, 2011. A copy of this press release, including information concerning forward-looking statements and factors that may affect our future results, is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 is furnished pursuant to Item 2.02 on Form 8-K.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above under Item 1.01 regarding the Amendment and Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits:

Exhibit No.	Description of Documents

10.1	Amendment to Credit Agreement dated January 31, 2012, by and among M/I Homes, Inc., as borrower, the lenders party thereto, and PNC Bank, National Association, as administrative agent for the lenders.

10.2
Credit Agreement, dated as of June 9, 2010, by and among M/I Homes, Inc., as borrower, the lenders party thereto, PNC Bank, National Association, as administrative agent for the lenders, JPMorgan Chase Bank, N.A. and The Huntington National Bank, as co-syndication agents, and Fifth Third Bank and US Bank National Association, as co-documentation agents, incorporated herein by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed on May 2, 2011.

99.1	Press release dated February 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2012

M/I Homes, Inc.

By:	/s/ Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President and Corporate Controller
(Principal Accounting Officer)

Index to Exhibits

Exhibit No.	Description of Documents

10.1	Amendment to Credit Agreement dated January 31, 2012, by and among M/I Homes, Inc., as borrower, the lenders party thereto, and PNC Bank, National Association, as administrative agent for the lenders.

10.2
Credit Agreement, dated as of June 9, 2010, by and among M/I Homes, Inc., as borrower, the lenders party thereto, PNC Bank, National Association, as administrative agent for the lenders, JPMorgan Chase Bank, N.A. and The Huntington National Bank, as co-syndication agents, and Fifth Third Bank and US Bank National Association, as co-documentation agents, incorporated herein by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q filed on May 2, 2011.

99.1	Press release dated February 2, 2012.